EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF EACH REPORTING PERSON,

PERSONS CONTROLLING ANY REPORTING PERSON AND EXECUTIVE OFFICERS AND DIRECTORS OF PERSONS IN CONTROL OF ANY REPORTING PERSON

The name, business address, present principal employment and citizenship of each director and executive officer of Peak Reinsurance is set forth below.

Peak Reinsurance

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Director and Chairman of Peak Reinsurance	China
Duan Qiuping	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance	China
Michael Lee	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director and Vice Chairman of Peak Reinsurance	United States of America
Franz Josef Hahn	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director and Chief Executive Officer of Peak Reinsurance	Germany
Wang Shaun Shuxun	Georgia State University J. Mack Robinson College of Business 35 Broad Street, 11th Floor Atlanta, Georgia 30303, USA	Independent Director of Peak Reinsurance; Professor of Georgia State University	Canadian
Teresa Pak King, Yiu	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Independent Director of Peak Reinsurance	Hong Kong

Peak Reinsurance is wholly- owned by Peak Reinsurance Holdings. Peak Reinsurance Holdings is a company organized under the laws of Bermuda with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Peak Reinsurance Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Peak Reinsurance Holdings is set forth below.

Peak Reinsurance Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings	China
Duan Qiuping	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings	China
Michael Lee	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Peak Reinsurance Holdings	United States of America
Franz Josef Hahn	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Peak Reinsurance Holdings	Germany
Wang Shaun Shuxun	Georgia State University J. Mack Robinson College of Business 35 Broad Street, 11th Floor Atlanta, Georgia 30303, USA	Director of Peak Reinsurance Holdings	Canadian
Teresa Pak King, Yiu	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Peak Reinsurance Holdings	Hong Kong

Peak Reinsurance Holdings is 85.1% owned by Spinel Investment. Spinel Investment is a company organized under the laws of Hong Kong, China with its principal business address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong. Spinel Investment is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Spinel Investment is set forth below.

Spinel Investment

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Spinel Investment	China

Spinel Investment Limited is a wholly-owned subsidiary of China Alliance. China Alliance is a company organized under the laws of the Hong Kong with its principal business address at Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong. China Alliance is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of China Alliance is set forth below.

China Alliance

Name	Business Address	Present Principal Employment	Citizenship
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Director of China Alliance	China
Zhang Hua	No. 2 East Fuxing Road, Shanghai, China	Director of China Alliance	China

China Alliance is a wholly-owned subsidiary of Shanghai Forte. Shanghai Forte is a company organized under the laws of the People’s Republic of China with its principal business address at No. 2 East Fuxing Road, Shanghai, China. Shanghai Forte is principally engaged in the development and sale of residential and non-residential property and related business.

The name, business address, present principal employment and citizenship of each director and executive officer of Shanghai Forte is set forth below.

Shanghai Forte

Name	Business Address	Present Principal Employment	Citizenship
Zhang Hua	No. 2 East Fuxing Road, Shanghai, China	Director and Chairman of Shanghai Forte	China
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Shanghai Forte	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Director of Shanghai Forte	China
Fan Wei	No. 2 East Fuxing Road, Shanghai, China	Director of Shanghai Forte	China
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Director of Shanghai Forte	China

Shanghai Forte is 41.37% owned by Fosun International and 57.68% owned by Fosun High Technology. Fosun High Technology is a company organized under the laws of the People’s Republic of China with its principal business address at No. 2 East Fuxing Road, Shanghai, China. Fosun High Technology is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun High Technology is set forth below.

Fosun High Technology

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China
Liang Xinjun	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China
Fan Wei	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China
Wu Ping	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun High Techonology	China

Fosun High Technology is a wholly-owned subsidiary of Fosun International.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International is set forth below.

Fosun International

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Executive Director, Chairman of the Board of Fosun International	China
Liang Xinjun	No. 2 East Fuxing Road, Shanghai, China	Executive Director, Vice Chairman of the Board and Chief Executive Officer of Fosun International	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Executive Director and President of Fosun International	China
Fan Wei	No. 2 East Fuxing Road, Shanghai, China	Executive Director and Co-President of Fosun International	China
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Executive Director and Chief Financial Officer of Fosun International	China
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Executive Director of Fosun International	China
Wu Ping	No. 2 East Fuxing Road, Shanghai, China	Executive Director of Fosun International	China
Zhang Shengman	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Independent Non-executive Director of Fosun International; Chairman of Asia Pacific of Citigroup	Hong Kong
Andrew Y.Yan	Suites 2516-2520, 25/F, Two Pacific Place, Hong Kong	Independent Non-executive Director of Fosun International; Managing partner of SAIF Partners	Hong Kong
Zhang Huaqiao	Room 805, Diamond Business Building (North Tower), 23 Gongyi Road, Huadu District, Guangzhou, China	Independent Non-executive Director of Fosun International; Chairman of Guangzhou Huadu Wansui Micro Credit Co., Ltd.	Hong Kong
David T. Zhang	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International; Partner of Kirkland & Ellis LLP	United States of America

Fosun International is a subsidiary of Fosun Holdings. Fosun Holdings is a company organized under the laws of Hong Kong, China with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings is set forth below.

Fosun Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Director of Fosun Holdings	China

Fosun Holdings is a subsidiary of Fosun International Holdings. Fosun International Holdings is a company organized under the laws of British Virgin Islands with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.  Fosun International Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings is set forth below.

Fosun International Holdings

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Director of Fosun International Holdings	China

Fosun International Holdings is owned 58% by Guo Guangchang with the remaining shares owned 22% by Liang Xinjun, 10% by Wang Qunbin and 10% by Fan Wei.  Guo Guangchang’s principal business address is No. 2 East Fuxing Road, Shanghai, China.  He is a citizen of China.  In addition to being the Executive Director and Chairman of the Board of Fosun International, he is also a director of Nanjing Nangang Iron & Steel United Co., Ltd., Shanghai Fosun Pharmaceutical (Group) Co., Ltd., Shanghai Forte, Club Méditerranée SA and China Minsheng Banking Corp., Ltd.